UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2013

Marketing Worldwide Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50586	68-0566295
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2212 Grand Commerce Dr., Howell, Michigan 48855

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (517) 540-0045

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders

On April 2, 2013, Marketing Worldwide Corporation (the “Company”) filed a Certificate of Amendment to its Certificate of Incorporation based upon receipt of a written consent to action dated March 8, 2013 from four persons holding majority voting power of the Company. These four persons took action by written consent to approve a 1:100 reverse split of the Company’s common stock and to increase the authorized capital stock of the Company to consist of Ten Billion Nine Hundred Ten Million (10,910,000,000) shares of which stock Ten Billion Nine Hundred Million (10,900,000,000) shares of the par value of $.00001 each shall be common stock and of which Ten Million (10,000,000) shares of the par value of $.001 each shall be preferred stock. A copy of the Certificate of Amendment to the Certificate of Incorporation of Marketing Worldwide Corporation is attached to this report as Exhibit 1.

Based upon covenants in certain Securities Purchase Agreements and Convertible Promissory Notes, the Company is required to reserve shares of its common stock for future issuance. The significant increase in the amount of authorized shares was made by the four persons holding majority voting power to accommodate the requirements of the covenants in certain Securities Purchase Agreements and Convertible Promissory Notes.

At April 8, 2013, the Company had 2,825,010,593 shares issued and outstanding. The Company is coordinating the implementation of the 1:100 reverse split of the Company’s common stock with FINRA and anticipates approval and implementation by FINRA in the coming weeks.

The Company’s Series D stockholders, who hold majority voting power, the board and management are taking actions based upon their informed business judgment to continue operations for the benefit of the creditors and shareholders of the Company. Since the Company is in the zone of insolvency, the Company must consider the interests of both shareholders and creditors. As the Company strives to repay its debt and secure capital to support higher revenue in future periods, there will be dilution to existing stockholders caused by the issuance of common stock for cash and in exchange for debt. While management seeks to minimize the dilution to existing stockholders, multiple factors beyond management’s control, such as general economic conditions, the availability of and terms available for debt and equity funding, and the trading price of the Company’s common stock, have a significant impact on this effort. The Company’s effort to restructure its operations and to report positive cash flow and profits is expected to take 6-12 months. Investors are cautioned that these efforts may not be successful.

Item 9.01.	Financial Statements and Exhibits

Exhibit #	Description
Exhibit 1	Certificate of Amendment to the Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2013

Marketing Worldwide Corporation

/s/ Charles Pinkerton
Charles Pinkerton
Chief Executive Officer